Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President & Chief Financial Officer
Phone: (415) 978-3000
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. FIRST QUARTER EARNINGS:
STRENGTH ON ALL METRICS

• REIT Taxable Net Income $0.21 per share

• Q1 Dividend of $0.05 per share

• Book Value $9.89, Above Q4 2005 Level

• Increasing Momentum in High Quality Residential Mortgage Credit Strategy

— $1.4 Billion Prime Quality Loans Securitized in Q1

— $2.6 Billion Prime Quality Loans Securitized to date

• Spread Portfolio Effectively Restructured

— Profitable Capital Redeployment

• Net Interest Spread 95 Basis Points

• Minimal Interest Rate Exposure

— Zero Duration Gap

• Guidance for Dividend Growth throughout 2006

• Stock Repurchase Program Continues

— Nearly 1.1 Million Shares Repurchased in Q1

— Nearly 2.4 Million Shares Repurchased to Date

SAN FRANCISCO, CA May 10, 2006 - Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended March 31, 2006 of $17.8 million or $0.45 per share and REIT taxable net income for the quarter of $8.3 million or $0.21 per share. REIT taxable earnings included a realized gain of $0.13 per share on portfolio hedges. REIT taxable net income is the basis upon which Luminent determines its dividends to stockholders. The difference between GAAP net income and REIT taxable net income is due to a variety of factors, as detailed in the additional financial information provided on pages six and seven of this release.

“We are very pleased by the improvement in our earnings and our book value this quarter,” stated Gail P. Seneca, Luminent’s Chairman of the Board and Chief Executive Officer. “Luminent has turned the corner.  Our team rapidly restructured our Spread portfolio and redeployed capital into profitable, non-interest-rate-sensitive assets. We fully earned our dividend this quarter and we have put the foundation in place for higher dividends ahead.  Our growing credit portfolio is already producing strong returns, and our Spread portfolio has been restructured to contribute to profitability this year.  Luminent is well positioned to produce increasing dividends this year, and attractive, consistent dividends over time.”

Luminent declared a first quarter dividend of $0.05 per share which will be paid today to stockholders of record on April 10, 2006.

Trez Moore, Luminent’s President and Chief Operating Officer, said, “We are producing solid income, despite rising interest rates and a flat yield curve. Our investments in high quality residential mortgage credit are performing well. We have virtually eliminated our interest rate sensitivity and have protected book value at a time when interest rates rose sharply. We have successfully financed our investments with non-recourse, match-funded debt. This strategy ‘locks in’ the difference between our asset yield and the cost of our liabilities. As a result, interest rate changes should not impact our realized returns.”

Mr. Moore added, “We see continued opportunities to add selectively to our portfolio and to further grow our dividend. We will accomplish this goal while maintaining rigorous risk management disciplines. Luminent’s prospects are bright.”

At March 31, 2006, 49% of Luminent’s $4.4 billion in mortgage assets were prime quality mortgage loans which exhibit high FICO scores of over 700, moderate loan balances averaging approximately $430 thousand, and modest loan-to-value ratios of approximately 76%. 42% of Luminent’s mortgage assets were adjustable-rate AAA-rated or agency-guaranteed mortgage-backed securities, the majority of which have coupons that are currently adjusting monthly. 9% of Luminent’s mortgage assets were mortgage-backed securities with credit ratings below AAA which were purchased at attractive yields after extensive due diligence.

The composition of Luminent’s mortgage assets changed substantially during the quarter ended March 31, 2006. For comparison purposes, the composition of Luminent’s mortgage assets as a percentage of total mortgage assets at December 31, 2005 and March 31, 2006 is detailed in the table below.

	December 31, 2005	March 31, 2006
Prime quality mortgage loans held-for-investment	10%	49%

Adjustable-rate AAA-rated and agency-guaranteed mortgage-backed securities	84%	42%

Mortgage-backed securities rated below AAA	6%	9%

At March 31, 2006, the weighted-average coupon rate of Luminent’s total mortgage assets was 5.57%. For the first quarter of 2006, Luminent’s weighted-average yield on average earning assets was 5.46% on a GAAP basis and 3.78% on a REIT taxable basis. Total financing liabilities, including repurchase agreements, warehouse financing liabilities, non-recourse mortgage-backed notes and junior subordinated notes, were $4.1 billion. Luminent’s weighted-average cost of liabilities for the first quarter was 4.51% on a GAAP basis and 2.86% on a REIT taxable income basis. Luminent’s net interest spread for the first quarter was 0.95% on a GAAP basis and 0.92% on a REIT taxable income basis.

The weighted-average reset term of Luminent’s total mortgage assets at March 31, 2006 was one year. The weighted-average term of Luminent’s total liabilities at March 31, 2006 was also one year. Luminent’s asset/liability duration gap was zero at March 31, 2006. 75% of Luminent’s mortgage assets reset within one year and 66% reset monthly.

“We reduced asset duration and virtually eliminated interest rate risk, as measured by the asset/liability duration gap, in the quarter,” said Ms. Seneca. “Given the ongoing flatness in the yield curve and the uncertainty in interest rates, Luminent will maintain this position. This prudent stance should continue to protect book value and allow for dividend consistency even in volatile interest rate scenarios.”

Luminent is committed to high credit quality. At March 31, 2006, 49% of Luminent’s mortgage assets were prime quality mortgage loans, the bulk of which had been securitized into AAA and AA rated mortgage-backed securities. 42% of Luminent’s mortgage assets were adjustable-rate AAA-rated and government agency mortgage-backed securities. 9% of Luminent’s mortgage assets were mortgage-backed securities rated below AAA, with an average rating of A-. Non-investment grade rated retained tranches from Luminent’s securitizations and purchased mortgage-backed securities were less than 4% of Luminent’s total assets. First loss exposure, calculated on the same basis, was less than 0.5% of total assets.

The weighted-average price of Luminent’s loans held for investment at March 31, 2006 was 101% of par. The weighted-average amortized cost price of mortgage-backed securities, excluding first loss securities, at March 31, 2006 was 99% of par. The weighted-average constant payment rate, or CPR, on our overall mortgage assets during the first quarter was 15%.

Luminent further diversified its financing sources during the first quarter and maintained a solid capital position. At quarter end, Luminent had $277.7 million in cash and unencumbered assets. During the first quarter, Luminent completed two loan securitizations totaling $1.4 billion. Capital market reception was excellent, with overall weighted-average funding costs of LIBOR plus 26 basis points. Repurchase agreement financing decreased further, to less than half of our total liabilities.

Luminent’s recourse leverage ratio, defined as total recourse financing liabilities as a ratio of total stockholders’ equity and thirty-year debt, decreased from 8.2 times at December 31, 2005 to 4.7 times at March 31, 2006. Luminent’s total leverage ratio, defined as total financing liabilities as a ratio of total stockholders’ equity, decreased from 11.4 times at December 31, 2005 to 10.3 times at March 31, 2006.

Luminent continued its stock repurchase program during the first quarter. As of today, Luminent has repurchased nearly 2.4 million shares of common stock since its initial authorization in November 2005.

Luminent’s total stockholders’ equity at March 31, 2006 was $393.7 million, or $9.89 per share, up from $9.76 at year end 2005.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Luminent will hold a first quarter 2006 earnings conference call on Wednesday, May 10, 2006 at 10:00 a.m. PST. The dial-in number is 1-866-510-0710 and the passcode is 67437925. A replay of the call will be available through May 17, 2006. The replay number is 1-888-286-8010 and the passcode is 28889846. The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-597-5378 and the passcode is 67437925. The international replay number is 1-617-801-6888 and the passcode is 28889846.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that Luminent’s recently adopted business strategy to purchase mortgage loans for securitization may not be successful, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2006	2005
(in thousands, except share and per share amounts)

Assets:
Cash and cash equivalents	$164,943	$11,466
Restricted cash	17	794
Mortgage-backed securities available-for-sale, at fair value	292,496	219,148
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	1,984,550	4,140,455
Loans held-for-investment	2,148,734	507,177
Interest receivable	17,201	21,543
Principal receivable	4,430	13,645
Derivatives, at fair value	15,168	10,720
Other assets	11,860	8,523

Total assets	$4,639,399	$4,933,471

Liabilities:
Repurchase agreements	$1,957,468	$3,928,505
Mortgage-backed notes	1,743,872	486,302
Warehouse lending facilities	259,477	—
Unsettled security purchases	179,773	—
Junior subordinated notes	92,788	92,788
Margin debt	—	3,548
Derivatives, at fair value	491	—
Cash distributions payable	1,984	1,218
Accrued interest expense	6,349	21,123
Management compensation payable, incentive compensation payable, and other related party liabilities	1,503	1,282
Accounts payable and accrued expenses	2,023	2,384

Total liabilities	4,245,728	4,537,150

Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at March 31, 2006 and December 31, 2005	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 39,813,045 and 40,587,245 shares issued and
outstanding at March 31, 2006 and December 31, 2005, respectively	40	41
Additional paid-in capital	504,132	511,941
Accumulated other comprehensive income (loss)	(3,559)	7,076
Accumulated distributions in excess of accumulated earnings	(106,942)	(122,737)

Total stockholders’ equity	393,671	396,321

Total liabilities and stockholders’ equity	$4,639,399	$4,933,471

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2006	March 31, 2005
(in thousands, except share and per share amounts)

Net Interest Income:
Interest Income:
Spread portfolio	$30,965	$42,314
Mortgage loan and securitization portfolio	22,611	—
Credit sensitive bond portfolio	8,016	201

Total interest income	61,592	42,515

Interest expense	46,072	20,539

Net interest income	15,520	21,976

Other Income (Expenses):
Other income	8,217	—
Impairment losses on mortgage-backed securities	(1,717)	—
Gains on sales of mortgage-backed securities	2,063	—

Total other income	8,563	—

Expenses:
Management compensation expense to related party	712	1,098
Incentive compensation expense to related parties	98	470
Salaries and benefits	2,423	208
Servicing expense	1,482	—
Professional services	622	562
Board of directors expense	113	119
Insurance expense	141	138
Custody expense	112	51
Other general and administrative expenses	601	361

Total expenses	6,304	3,007

Net income	$17,779	$18,969

Net income per share – basic	$0.45	$0.51

Net income per share – diluted	$0.45	$0.51

Weighted-average number of shares outstanding – basic	39,491,786	37,207,135

Weighted-average number of shares outstanding – diluted	39,718,552	37,376,107

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

REIT taxable net income is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. We believe that REIT taxable net income is an important measure of our financial performance because REIT taxable net income, and not GAAP net income, is the basis upon which we make our cash distributions that enable us to maintain our REIT status. Approximately $0.13 per share of the $0.21 per share of REIT taxable net income earned in the quarter ended March 31, 2006 resulted from the realized gains on portfolio hedges. The following table reconciles GAAP net income to REIT taxable net income for the three months ended March 31, 2006 and 2005:

	For the Three Months Ended March 31, 2006
		Adjustments to GAAP
	GAAP Statement of	Statement of	Taxable Statement
	Operations	Operations	of Operations
(in thousands, except share and per share amounts)

Net Interest Income:
Interest Income:
Spread portfolio	$30,965	$(6,062)	$24,903
Mortgage loan and securitization portfolio	22,611	(12,948)	9,663
Credit sensitive bond portfolio	8,016	(7)	8,009

Total interest income	61,592	(19,017)	42,575

Interest expense	46,072	(16,797)	29,275

Net interest income	15,520	(2,220)	13,300

Other Income (expense):
Other income (expense)	8,217	(8,270)	(53
Impairment losses on mortgage-backed securities	(1,717)	1,717	—
Gains on sales of mortgage-backed securities	2,063	(2,063)	—

Total other income (expense)	8,563	(8,616)	(53

Expenses:
Management compensation expense to related party	712	(108)	604
Incentive compensation expense to related parties	98	202	300
Salaries and benefits	2,423	(323)	2,100
Professional services	622	(134)	488
Servicing expense	1,482	(1,019)	463
Board of directors expense	113	—	113
Insurance expense	141	—	141
Custody expense	112	—	112
Other general and administrative expenses	601	(2)	599

Total expenses	6,304	(1,384)	4,920

Net income	$17,779	$(9,452)	$8,327

Net income per share — basic	$0.45

Net income per share — diluted	$0.45

Weighted-average number of shares outstanding – basic	39,491,786

Weighted-average number of shares outstanding – diluted	39,718,552

REIT taxable net income per share			$0.21

Actual shares outstanding on dividend record date			39,681,445

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

	For the Three Months Ended March 31, 2005
		Adjustments to GAAP
	GAAP Statement of	Statement of	Taxable Statement
	Operations	Operations	of Operations
(in thousands, except share and per share amounts)

Net Interest Income:
Interest income:
Spread portfolio	$42,314	$—	$42,314
Credit sensitive bond portfolio	201	—	201

Total interest income	42,515	—	42,515

Interest expense	20,539	5,440	25,979

Net interest income	21,976	(5,440)	16,536

Expenses:
Management compensation expense to related party	1,098	—	1,098
Incentive compensation expense to related parties	470	(365)	105
Salaries and benefits	208	(37)	171
Professional services	562	—	562
Board of directors expense	119	—	119
Insurance expense	138	—	138
Custody expense	51	—	51
Other general and administrative expenses	361	190	551

Total expenses	3,007	(212)	2,795

Net income	$18,969	$(5,228)	$13,741

Net income per share – basic	$0.51

Net income per share — diluted	$0.51

Weighted-average number of shares outstanding — basic	37,207,135

Weighted-average number of shares outstanding — diluted	37,376,107

REIT taxable net income per share			$0.36

Actual shares outstanding on dividend record date			38,248,817